UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2012

Coastal Carolina Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	333-152331	33-1206107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Oak Street, Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (843) 839-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

On May 16, 2012, Coastal Carolina National Bank (the “Bank”), the subsidiary of Coastal Carolina Bancshares, Inc. (the “Company”), entered into written employment agreements with Jeff Benjamin, Chief Credit Officer and Senior Vice President, and with Dawn Kinard, Chief Financial Officer and Senior Vice President (Mr. Benjamin and Ms. Kinard referred to herein individually as “the Executive” and collectively as the “Executives”).

The initial term of each Agreement is three years and expires May 16, 2015. Each Agreement automatically renews for successive one year terms unless either the Bank or the Executive gives at least 90 days advance written notice of non-renewal.

Each Executive is entitled to receive an initial annual base salary of $139,000, which may be increased from time to time but not decreased without the written consent of the Executive. In addition to base salary, each Executive is eligible for an annual bonus incentive if approved by the board of directors of the Bank. Each Executive is also eligible annually to receive stock option awards, restricted stock, and/or other equity based compensation as determined by the board of directors of the Bank. Each Agreement also entitles the Executive to participate in the benefit plans and programs of the Company and the Bank that are generally applicable to employees or to senior executives.

Each Agreement includes a non-compete clause that prohibits the Executive from engaging in the banking and financial service business anywhere within Horry and Georgetown Counties, South Carolina and from soliciting our employees or customers for a period of 12 months after termination of employment.

Each Agreement includes a change in control clause in which the Executive is entitled to give written notice of termination of the Agreement within 30 days of the change in control event and to receive an amount equal to 2.00 times the Executive’s average annual W-2 compensation reported over the previous five complete years. The severance amount will be paid in lump sum within 30 days of the Executives written notice to terminate the Agreement.

If the Bank terminates the Executive without cause or the Executive terminates the Agreement for good reason, the Bank must pay severance compensation equal to the Executive’s then current base salary for 12 months following termination or until the end of the Term, whichever is shorter. If the Executive becomes employed during this severance period, the Bank must pay the differential between the Executive’s new salary and the Executive’s pro-rated base salary at the time of termination.

The above summary of the Agreements for Ms. Kinard and Mr. Benjamin is qualified in its entirety by the attached exhibits, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Employment Agreement dated May 16, 2012, between Coastal Carolina National Bank and Jeffrey A. Benjamin.

10.2	Employment Agreement dated May 16, 2012, between Coastal Carolina National Bank and Dawn M. Kinard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL CAROLINA BANCSHARES, INC.

By:	/s/ Laurence S. Bolchoz, Jr.
Laurence S. Bolchoz, Jr.
Chief Executive Officer

Dated: May 21, 2012